SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:  December 12, 2003

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	1-4379 (Commission File Number)	31-1598292 (IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio (Address of principal executive offices)		45202 (Zip Code)

Registrant’s telephone number, including area code:  (513) 723-7000

Form 8-K	Convergys Corporation

Item 5. Other Events.

On December 12, 2003, Convergys Corporation (NYSE:CVG) announced that it is purchasing certain billing and customer care assets from ALLTEL Communications Inc., a subsidiary of ALLTEL. As part of the acquisition, Convergys will begin providing billing services to more than 10.5 million additional wireless and wireline subscribers and will add several new corporations to its list of billing and customer care clients, including Cingular, the joint venture between the domestic wireless divisions of SBC and Bell South, Centennial Communications and Commonwealth Telephone. Convergys will hire more than 220 ALLTEL employees to support clients in North America and the Caribbean region. The acquisition is scheduled to close on December 31, 2003.

The acquisition will be neutral to Convergys’ 2004 earnings per share guidance. Convergys will pay $37 million, representing approximately one times the anticipated 2004 revenue to be generated by the acquired assets. Additional earn-out payments are possible based on future performance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/S/ WILLIAM H. HAWKINS II
William H. Hawkins II
Senior Vice President General Counsel and Secretary

Date: December 15, 2003